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                                                                                                                                                                                                                    Exhibit 99.1
Cash Available For Dividends/Repurchases (After
Cap Ex) - Reg G Reconciliation
2007                                                                                                                         Low                High
($MM)
Estimated Cash Available for Dividends/Repurchases*                                                 $   400        $   550

Estimated Net Cash Used in Investing Activiites                                                            3,320          3,020
     Less: Estimated Change in Net Debt and Preferred, and
              Preferred Dividends                                                                                       1,080             980
Estimated Net Cash Provided by Operating Activities                                                   $2,540        $2,590
2008                                                                                                                         Low                High

Estimated Cash Available for Dividends/Repurchases*                                                 $   (50)        $   100

Estimated Net Cash Used in Investing Activiites                                                            3,330          3,130
     Less: Estimated Change in Net Debt and Preferred, and
              Preferred Dividends                                                                                         690             590
Estimated Net Cash Provided by Operating Activities                                                  $2,590         $2,640

 *  Cash available for dividends/repurchases is a non-GAAP measure. This non-GAAP measure is used because it allows investors to consider the amount of cash generated by operations and available after investing activities and debt service to pay dividends, as well as fund stock repurchases, if any.